EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

ICOS CORPORATION

Originally adopted on: April 29, 2005

Amendments are listed on page i

AMENDMENTS

Section	Effect of Amendment	Date of Amendment
Cover page and page 1	Changed name from ICOS Washington Corporation to ICOS Corporation pursuant to merger effected September 27, 2005	September 27, 2005

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(continued)

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Amended and Restated Bylaws

of

ICOS CORPORATION

SECTION 1. DEFINITIONS

As used in these Bylaws, the following terms shall have the following meanings:

“Articles of Incorporation” means the corporation’s Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

“Board” means the Board of Directors of the corporation.

“Electronic transmission” means an electronic communication not directly involving the physical transfer of a record in a tangible medium that may be retained, retrieved and reviewed by the sender and the recipient and that may be directly reproduced in a tangible medium by such a sender and recipient.

“Execute,” “executes” or “executed” means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender’s identity with respect to an electronic transmission.

“Record” means information inscribed on a tangible medium or contained in an electronic transmission.

“Tangible medium” means a writing, copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.

“Washington Business Corporation Act” means the Washington Business Corporation Act of the state of Washington, as now or hereafter amended.

“Writing” or “written” means embodied in a tangible medium, and excludes an electronic transmission.

SECTION 2. SHAREHOLDERS

2.1 Annual Meeting

The annual meeting of the shareholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation’s fiscal year, on such date and at such time to be determined by the Board. Shareholders may act by consent set forth in a record in accordance with Section 2.14 to elect Directors in lieu of holding a meeting.

2.2 Special Meetings

The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of at least 20% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have delivered to the Secretary one or more demands for such meeting, describing the purpose or purposes for which it is to be held, which demands shall be set forth either (i) in an executed written record or (ii) if the corporation has designated an address, location or system to which the demands may be electronically transmitted and the demands are electronically transmitted to that designated address, location or system, in an executed electronically transmitted record. The record date for determining shareholders entitled to demand a special meeting is the date of delivery of the first shareholder demand in compliance with this Section 2.2.

2.3 Meetings by Communications Equipment

Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4 Date, Time and Place of Meeting

Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5 Notice of Meeting

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.1 Number of Days’ Notice

(a) Normal Business. Except as provided in paragraph (b) of this Section 2.5.1, notice of the meeting shall be provided not less than 10 or more than 60 days before the meeting.

(b) Amendment to Articles of Incorporation, Merger or Share Exchange, Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

2.5.2 Adjourned Meeting

If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.

2.5.3 Notice of Special Meeting Called by Shareholders

Upon request of shareholders in accordance with Section 2.2, the shareholders may request that the corporation call a special meeting of shareholders. Within 30 days of such a request, it shall be the duty of the Secretary to provide notice of a special meeting of shareholders to be held on such date and at such place and hour as the Board may fix.

2.5.4 Type of Notice

(a) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(b) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

1. Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

2. Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

3. Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.5 Effectiveness of Notice

(a) Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder’s address as it appears in the corporation’s current record of shareholders.

(b) Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.

(c) Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at such shareholder’s address as it appears in the corporation’s current record of shareholders.

(d) Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e) Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient, together with comprehensible instructions regarding how to obtain access to the posting of the electronic network.

(f) Notice by Publication. Notice given by publication is effective five days after first publication.

2.6 Waiver of Notice

2.6.1 By Delivery of a Record

Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective, shall be the equivalent of the giving of such notice. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

2.6.2 Waiver by Attendance

Notice of the time, place and purpose of any meeting will be waived by any shareholder by such shareholder attending the meeting in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.6.3 Waiver of Objection

A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter when it is presented.

2.7 Business for Shareholders’ Meetings

2.7.1 Business at Annual Meetings

In addition to the election of Directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with subsection 2.7.3 hereof, and received by the Secretary not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). No business shall be conducted at any annual meeting of shareholders except in accordance with this subsection 2.5.1. If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if it is so determined in either case, any such business shall not be transacted. The procedures set forth in this subsection 2.5.1 for business to be properly brought before an annual meeting by a shareholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.7.2 Business at Special Meetings

At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.2 hereof, shall come before such meeting.

2.7.3 Notice to Corporation

Any written notice required to be delivered by a shareholder to the corporation pursuant to Section 2.2, Section 2.5.3, Section 2.7.1 or Section 2.7.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices. Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business.

2.8 Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

For the purpose of determining shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment of such meeting, (b) demand a special meeting, or (c) receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for determining shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for determining shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation’s shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.9 Voting Record

At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for 10 days prior to such meeting, and shall be kept open through such meeting, for the inspection of any shareholder or any shareholder’s agent or attorney.

2.10 Quorum

A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.11 Manner of Acting

2.11.1 Matters Other Than the Election of Directors

If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.11.2 Election of Directors

Directors shall be elected in the manner set forth in Section 2.13.

2.12 Proxies

A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing.

2.12.1 Written Authorization

Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means, including, but not limited to, by facsimile signature.

2.12.2 Recorded Telephone Call, Voice Mail or Other Electronic Transmission

Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which they relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election, provided that they are retained for at least 60 days.

2.12.3 Effectiveness of Appointment of Proxy

An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting, but shall not be valid after the final adjournment.

2.12.4 Revocability of Proxy

An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under Section 23B.07.310 of the Washington Business Corporation Act. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.12.5 Death or Incapacity of Shareholder Appointing a Proxy

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority, unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.12.6 Acceptance of Proxy’s Vote or Action

Subject to Section 23B.07.240 of the Washington Business Corporation Act and to any express limitation on the proxy’s authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.12.7 Meaning of Sign or Signature

For the purposes of this Section 2.11, “sign” or “signature” includes any manual, facsimile, conformed or electronic signature.

2.13 Voting of Shares

Except as provided in the Articles of Incorporation or in Section 2.13, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.14 Voting for Directors

Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.15 Action by Shareholders Without a Meeting

Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting or a vote if the action is taken by written consent of all shareholders entitled to vote on the action.

If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is signed. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each shareholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the shareholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice, if any, required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2 Number and Tenure

The number and tenure of the Directors shall be governed by Article 7 of the Articles of Incorporation.

3.3 Nomination and Election

3.3.1 Nomination

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any shareholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a shareholder may nominate persons for election as Directors only if written notice (given in accordance with subsection 2.7.3 hereof) of such shareholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 60 nor more than 90 days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made), and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder’s notice shall set forth (A) the name and address of the shareholder who intends to make a nomination, (B) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder, (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (D) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made, and (E) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a shareholders’ meeting at which Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the superior rights, if any, of the holders of any class or series of stock having a preference over the common stock. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

3.3.2 Election

At each election of Directors, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

3.4 Regular Meetings

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.5 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.6 Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.7 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each Director in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.7.1 Number of Days’ Notice

Notice of the meeting shall be given at least 24 hours before the meeting.

3.7.2 Type of Notice

(a) Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

1. Consent to Receive Notice by Electronic Transmission. Notice to Directors in an electronic transmission is effective only with respect to Directors who have consented to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

2. Revocation of Consent to Receive Notice by Electronic Transmission. A Director who has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation. The consent of a Director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

3. Posting Notice on an Electronic Network. Notice to Directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the Director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.7.3 Effectiveness of Written Notice

(a) Notice by Mail. Notice given by mail is effective upon its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the Director at his or her address shown on the records of the corporation.

(b) Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c) Notice by Telegraph, Teletype or Facsimile Equipment. Notice sent to the Director’s address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.

(d) Notice by Private Carrier. Notice given by private carrier is effective when received by the Director.

(e) Personal Notice. Notice given by personal delivery is effective when received by the Director.

(f) Notice of Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.7.4 Effectiveness of Oral Notice

(a) Notice in Person or by Telephone. Oral notice is effective when received by the Director.

(b) Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the Director.

3.8 Waiver of Notice

3.8.1 In Writing

A Director may waive any notice required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. The waiver must be delivered by the Director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. Such waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.8.2 By Attendance

A Director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.9 Quorum

A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.10 Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.11 Presumption of Assent

A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.12 Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all of the Directors or by all of the members of such committee either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Action taken by consent of Directors without a meeting is effective when the last Director executes the consent, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.13 Resignation

Any Director may resign from the Board or any committee of the Board at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery of the notice, unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14 Removal

Any Director or the entire Board may be removed for cause by the holders of a majority of the shares then entitled to vote on the election of the Director or Directors whose removal is sought. Such action may only be taken at a special meeting of the shareholders called expressly for that purpose, providing that notice of the proposed removal, which shall include a statement of the charges alleged against the Director, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

Where a question of the removal of a Director for cause is to be presented for shareholder consideration, an opportunity must be provided to such Director to present his or her defense to the shareholders by a statement which must accompany or precede the initial solicitation of proxies seeking authority to vote for the removal of such Director for cause. If not provided, then such proxies may not be voted for removal. The Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

The vacancy created by the removal of a Director under this subsection 3.14 shall be filled only by a vote of the holders of a majority of the shares then entitled to vote on the election of the Director removed. Such vote may be taken at the same meeting at which the removal of such Director was accomplished, or at such later meeting, regular or special, as the shareholders may decide.

3.15 Vacancies

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

3.16 Executive and Other Committees

3.16.1 Creation of Committees

The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Unless otherwise permitted by the Washington Business Corporation Act, each committee must have two or more members, who shall serve at the pleasure of the Board.

3.16.2 Authority of Committees

Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee of the Board, (d) amend the Articles of Incorporation pursuant to Section 23B.10.020 of the Washington Business Corporation Act, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.16.3 Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.4 Removal

The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.17 Compensation of Directors and Committee Members

By Board resolution, Directors and committee members may be paid their expenses, if any, of attending each Board or committee meeting, a fixed sum for attending each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1 Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers and any other officer and to prescribe the respective terms of office, authority and duties. As used in these Bylaws, the term “executive officer” means the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board may delegate to any executive officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2 Resignation

Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3 Removal

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4 Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5 Chairman of the Board

If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

4.6 President

If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7 Vice President

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8 Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9 Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of

Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2 Certificates for Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by (a) any two officers designated by the Board or (b) if no specific designation is made, by the Chairman of the Board, the President or any Vice President and by the Treasurer or

any Assistant Treasurer or the Secretary or any Assistant Secretary, and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3 Issuance of Shares Without Certificates

The Board may authorize the issue of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Washington law.

6.4 Stock Records

The stock transfer books shall be kept at the corporation’s principal office or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.5 Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

6.6 Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.7 Lost or Destroyed Certificates

In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7. BOOKS AND RECORDS

The corporation shall:

(a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b) Maintain appropriate accounting records.

(c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) Keep a copy of the following records at its principal office:

1. the Articles of Incorporation and all amendments thereto as currently in effect;

2. these Bylaws and all amendments thereto as currently in effect;

3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

5. all communications in the form of a record to shareholders generally within the past three years;

6. a list of the names and business addresses of the current Directors and officers; and

7. the corporation’s initial report or most recent annual report delivered to the Washington Secretary of State.

SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

SECTION 9. CORPORATE SEAL

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1 Right to Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in Section 10.4 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 10 shall be a contract right.

10.2 Restrictions on Indemnification

No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

10.3 Advancement of Expenses

The right to indemnification conferred in this Section 10 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4 Right of Indemnitee to Bring Suit

If a claim under Section 10.1 or 10.3 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5 Procedures Exclusive

Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6 Nonexclusivity of Rights

Except as set forth in Section 10.5, the right to indemnification and the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise. Notwithstanding any amendment or repeal of this Section 10, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and such procedures with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.7 Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

10.8 Indemnification of Employees and Agents of the Corporation

In addition to the rights of indemnification set forth in Section 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9 Persons Serving Other Entities

Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a wholly majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under Sections 10.1 and 10.3.

SECTION 11. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new

Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders. Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

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Dated: September 27, 2005.

/s/ JOHN B. KLIEWER
John B. Kliewer, Secretary